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                                                                     EXHIBIT 4.1

                               PAR VALUE $0.001

     NUMBER                                                      SHARES

                       PINNACLE OIL INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                                CUSIP 723473 104


This Certifies that _______________________________________ is the registered holder of _______________________________________________________________ Shares

         FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK OF
                       PINNACLE OIL INTERNATIONAL, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly, endorsed.

  IN WITNESS WHEREOF, the said Corporation has, caused this Certificate to be signed by, its duly authorized officers and its Corporate Seal to be hereunder affixed this __________________ day of __________________ A.D. _________


     Terrence J. Dunne              (SEAL)               [SIGNATURE ILLEGIBLE]
         SECRETARY                                           PRESIDENT

                             JERSEY TRANSFER AND TRUST CO.
                              201 BLOOMFIELD AVE, BOX #36
                                VERONA, NEW JERSEY 07044   _____________________
                                                           AUTHORIZED SIGNATURE
                                                           TRANSFER AGENT